Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of A Paradise and Enhanced, adjusted to give effect to the Business Combination. Capitalized terms used but not defined in this Exhibit 99.2 have the meanings given in the Current Report on Form 8-K to which this Exhibit 99.2 is attached.
The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical unaudited condensed balance sheet of A Paradise as of March 31, 2026, with the historical unaudited condensed consolidated balance sheet of Enhanced as of March 31, 2026, on a pro forma basis as if the Business Combination had been consummated on March 31, 2026.
The unaudited pro forma combined statement of operations for the three months ended March 31, 2026 combines the historical unaudited condensed statements of operations of A Paradise for the three months ended March 31, 2026 and the historical unaudited condensed consolidated statement of operations of Enhanced for the three months ended March 31, 2026, on a pro forma basis as if the Business Combination had been consummated on January 1, 2025, the beginning of the earliest period presented.
The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the historical audited statements of operations of A Paradise for the year ended December 31, 2025 and the historical audited consolidated statement of operations of Enhanced for the year ended December 31, 2025, on a pro forma basis as if the Business Combination had been consummated on January 1, 2025.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following audited historical financial statements and the accompanying notes, which are included elsewhere or incorporated by reference in the Current Report on Form 8-K to which this Exhibit 99.2 is attached, including:
•The historical audited financial statements of A Paradise as of and for the year ended December 31, 2025, and the related notes included in the A Paradise Annual Report on Form 10-K filed with the SEC on February 9, 2026.
•The historical audited condensed consolidated financial statements of Enhanced as of and for the year ended December 31, 2025, in the Registration Statement on Form S-4 filed with the SEC on April 9, 2026.
•The historical unaudited condensed consolidated financial statements of A Paradise as of and for the three months ended March 31, 2026 and the related notes included in the A Paradise Quarterly Report on Form 10-Q filed with the SEC on May 4, 2026.
•The historical unaudited condensed consolidated financial statements of Enhanced as of and for the three months ended March 31, 2026 and the related notes included elsewhere in this Current Report on Form 8-K.
Accounting treatment of the Business Combination
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, A Paradise, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, Enhanced is treated as the accounting acquirer with the Business Combination treated as the equivalent of a capital transaction in which Enhanced is issuing shares for the net assets of A Paradise, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Enhanced. Enhanced has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•Enhanced equity holders have a relative majority of the voting power of Enhanced Group;
•Enhanced equity holders have the ability to nominate the majority of the members of the Enhanced Group Board;

•Enhanced senior management comprise the senior management roles of Enhanced Group and are responsible for the day-to-day operations of Enhanced Group;
•Considering that A Paradise is a shell company with no operations, the relative size of Enhanced is significantly larger compared to A Paradise;
•Enhanced Group assumed the Enhanced name; and
•The intended operations of Enhanced Group continue Enhanced’s current operations.
Description of the Business Combination and the Private Placement Investment
Business Combination
On November 26, 2025, A Paradise entered into the Business Combination Agreement with Enhanced.
Pursuant to the Business Combination Agreement, the following transactions occurred:
•On May 6, 2026, A Paradise filed an application to discontinue as a business company with the BVI Registrar of Corporate Affairs, together with the necessary accompanying documents, and filed the Certificate of Formation and a Certificate of Domestication, under which A Paradise domesticated and continued as a Texas corporation;
•Immediately before the effective time of the Domestication, each then-issued and outstanding A Paradise Class B ordinary share converted, on a one-for-one basis, into one Class A ordinary share of A Paradise, each converted share being a “Converted A Paradise Class A ordinary share.” At the effective time of the Domestication, by virtue of the Domestication, (1) each then-issued and outstanding A Paradise Class A ordinary share, including the Converted A Paradise Class A ordinary share, converted automatically, on a one-for-one basis, into a share of Enhanced Group Class A common stock, (2) A Paradise authorized the Enhanced Group Class B common stock, (3) each then-issued and outstanding A Paradise Unit converted automatically into one Enhanced Group Unit representing one share of Enhanced Group Class A common stock and a right of Enhanced Group, representing a right to receive one-eighth of one share of Enhanced Group Class A common stock, and (4) at the First Effective Time, each then-issued and outstanding Enhanced Group Unit was separated into one share of Enhanced Group Class A common stock and one Enhanced Group Right, which converted into one-eighth of one share of Enhanced Group Class A common stock.
•On May 7, 2026, the Company, Enhanced and Merger Sub consummated the Business Combination, whereby: (1) Merger Sub merged with and into Enhanced pursuant to the First Merger, with Enhanced surviving the merger as a as a wholly owned subsidiary of the Company, (2) upon the consummation of the First Merger, each issued and outstanding Enhanced common share automatically converted into the right to receive a number of shares of Enhanced Group Class A common stock equal to the Exchange Ratio, (3) Enhanced, as resulting from the First Merger, merged with and into A Paradise pursuant to the Second Merger, with the Company surviving the Second Merger and changing its corporate name from “A Paradise Acquisition Corp.” to “Enhanced Group Inc.”; and (4) in addition, at the First Effective Time, (i) each Enhanced Option outstanding as of immediately prior to the First Effective Time was converted into an Enhanced Group Option on substantially the same terms, including with respect to vesting, exercisability and termination-related provisions, except that the number of shares of Enhanced Group Class A common stock equaled the number of Enhanced common shares subject to such option multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per-share exercise price equaled the prior exercise price divided by the Exchange Ratio, rounded up to the nearest full cent; (ii) each Enhanced Top-Up Award outstanding as of immediately prior to the First Effective Time was converted into the right to receive shares of Enhanced Group Top-Up Award subject to substantially the same terms and conditions as were applicable to such award immediately prior to the First Effective Time; (iii) each Enhanced Consultant Warrant outstanding as of immediately prior to the First Effective Time was converted into a Enhanced Group Consultant Warrant upon substantially the same terms and conditions as were in effect with respect to such warrant immediately prior to the First Effective Time, including with respect to vesting, exercisability and termination-related provisions, except that the number of shares equaled the number of Enhanced common shares subject to such warrant multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per share exercise price equaled the prior exercise price divided by the Exchange Ratio, rounded up to the nearest full cent.
•On May 7, 2026, immediately after the Second Effective Time, Enhanced Group issued to investors in the Private Placement Investment, as described below, SAFE Warrants for 2,000,080 shares of Enhanced Group Class A common stock, each of which is exercisable in cash at $10 per share.
Private Placement Investment
On November 26, 2025, Enhanced entered into an equity private placement transaction pursuant to which it issued SAFEs to certain investors in an aggregate amount of $40,002,054. Upon consummation of the Business Combination, all outstanding SAFEs issued by Enhanced automatically converted, immediately prior to the closing into Enhanced common shares, which were exchanged alongside the other Enhanced common shares for shares of Enhanced Group Class A common stock. In the aggregate, 4,000,182 shares of Enhanced Group Class A common stock were issued to SAFE holders in respect of conversion of the SAFEs. Concurrently with such conversion, the Company issued to the SAFE investors SAFE Warrants for an aggregate of 2,000,080 shares of Enhanced Group Class A common, which is fifty percent (50%) of the number of Enhanced Group Class A common stock received upon conversion of the SAFE, each exercisable for one Enhanced Group Class A common stock at a per-share price of $10. The automatic conversion increased the Company’s total outstanding common equity and contributed to dilution of existing shareholders’ ownership interests. The conversion is reflected in the pro forma balance sheet as an increase to shareholders’ equity, corresponding to the balance of the SAFE liability.
Working Capital Note
In order to access additional capital prior to the Enhanced Games, on March 18, 2026, Enhanced entered into a Working Capital Note with Apeiron for a line of credit commitment up to $20.0 million. The terms of the Working Capital Note provide for an applicable interest rate of 5.0% per annum and a maturity date of September 18, 2027. The Working Capital Note also provides for mandatory prepayment of amounts outstanding under the Working Capital Note upon Closing if (a) the Business Combination has been consummated and (b) if after A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeds $20.0 million; provided that such mandatory prepayment shall in no event exceed the amount by which such funds that remain in the Trust Account exceed $20.0 million. The Working Capital Note also provides that, in consideration for the commitment thereunder, the lock-up restrictions applicable to Apeiron and its affiliates under the Transaction Support Agreement shall, in the event Apeiron or its applicable affiliates has entered into any pledge, hedge, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), any of the interests (including economic consequences of ownership) with respect to any shares of Enhanced Group, cease to apply to such shares. In April 2026, Enhanced drew $10 million from the Working Capital Note’s available line of credit. The pro forma effect of this draw of the Working Capital Note has been included in the unaudited pro forma condensed consolidated financial information presented herein.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Enhanced Group upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Enhanced following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.
A Paradise and Enhanced have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Upon Closing, there were 20,000,000 A Paradise Rights outstanding. Each holder of an A Paradise Right will automatically receive one eighth (1/8) of one A Paradise Class A ordinary share upon consummation of A Paradise’s initial business combination, even if the holder of such right redeemed all A Paradise Class A ordinary shares held by it in connection with the initial business combination. A Paradise will not issue fractional shares in connection with an exchange of A Paradise Rights.
The unaudited pro forma condensed combined financial information has been prepared assuming (a) no election will be made by the holders of Enhanced Group Options to purchase Enhanced Group Class A common stock at Closing and (b) no election will be made by any of the holders of the Enhanced Group SAFE Warrants to convert any portion of the Enhanced Group SAFE Warrants for shares of Enhanced Group Class A common stock at Closing.
The unaudited pro forma combined financial information contained herein reflect the Public Stockholders that have elected to redeem their Public Shares for cash regardless of whether they approved the Business Combination. Public Stockholders holding 19,615,531 shares, or 98% of the existing public shares of A Paradise, have elected to redeem their shares prior to the Business Combination. This will equate to aggregate Public Share redemption payments of approximately $201,255,348 at a redemption price of $10.26 per share.
The following summarizes the pro forma shares of Enhanced Group common stock issued and outstanding immediately after the Business Combination, subsequent to Public Shareholder redemptions. The table below does not include the Dilutive Interests, in each case because none of the Dilutive Interests are exercisable or issuable immediately following the consummation of the Business Combination.

	Share ownership in Enhanced Group
	No. of Shares	% ownership
Existing Enhanced Shareholders(1)(3)	112,000,156	92%
A Paradise public shareholders(2)	3,113,630	2%
Sponsor and its affiliates	7,116,667	6%
Total	122,230,453
_______________
(1)Reflects the issuance of 112,000,156 Enhanced Group Class A common stock to existing Enhanced Shareholders in consideration for their shares of Enhanced.
(2)Includes 2,500,000 shares converted from 20,000,000 rights issued in conjunction with A Paradise class A ordinary shares.
(3)Excludes up to 10,656,222 shares of Enhanced Group Class A common stock exercisable in respect of Enhanced Group Options, up to 526,731 shares of Enhanced Group Class A common stock expected to be issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), up to 817,005 shares of Enhanced Group Class A common stock expected to be exercisable in respect of Enhanced Group Consultant Warrants, and 2,000,080 shares of Enhanced Group Class A common stock that underlie the Enhanced Group SAFE Warrants, as the Enhanced Group SAFE Warrants are issued immediately after Closing.
The following summarizes the pro forma shares of Enhanced Group common stock issued and outstanding inclusive of potentially dilutive instruments immediately after the Business Combination, subsequent to the Public Shareholder redemptions. This table assumes (i) the Dilutive Interests have been fully exercised and/or vested, (ii) any conditions to the issuance of such Dilutive Interests have been fully satisfied, and (iii) such Dilutive Interests were issued in connection with the consummation of the Business Combination, such that the implied ownership of Enhanced Group immediately following the consummation of the Business Combination is as follows:

	Share ownership in Enhanced Group
	No. of Shares	% ownership
Existing Enhanced Shareholders(1)(3)	126,000,194	93%
A Paradise public shareholders(2)	3,113,630	2%
Sponsor and its affiliates	7,116,667	5%
Total	136,230,491
_______________
(1)Reflects the issuance of 126,000,194 Enhanced Group common stock to existing Enhanced Shareholders in consideration for their shares of Enhanced.
(2)Includes 2,500,000 shares converted from 20,000,000 rights issued in conjunction with A Paradise class A ordinary shares.
(3)Includes 10,656,222 shares of Enhanced Group Class A common stock exercisable in respect of Enhanced Group Options, 526,731 shares of Enhanced Group Class A common stock expected to be issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), 817,005 shares of Enhanced Group Class A common stock expected to be exercisable in respect of Enhanced Group Consultant Warrants and 2,000,080 shares of Enhanced Group Class A common stock that underlie the Enhanced Group SAFE Warrants.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
As of March 31, 2026

	A Paradise 2(A)	Enhanced 2(B)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$428,394	$12,759,270	$15,045	2(i)	$21,675,157
			205,105,918	2(iii)
			(201,255,348)	2(iii)
			(5,224,099)	2(v)
			(154,023)	2(vi)
			10,000,000	2(ix)
Deposit assets	—	6,837,843	—		6,837,843
Deferred offering costs		7,277,901	(7,277,901)	2(v)	—
Prepaid expenses and other assets	175,433	1,544,538	—		1,719,971
Total current assets	603,827	28,419,552	1,209,592		30,232,971
OTHER ASSETS:
Investments held in trust account	205,105,918	—	(205,105,918)	2(iii)	—
Deposit assets, long term	—	3,979,386	—		3,979,386
Equipment, net	—	546,370	—		546,370
Intangible assets, net	—	30,000	—		30,000
TOTAL ASSETS	$205,709,745	$32,975,308	$(203,896,326)		$34,788,727
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Simple Agreement for Future Equity	$—	$39,987,009	$15,045	2(i)	$—
			(40,002,054)	2(ii)
Accounts payable and accrued expenses	608,054	8,329,219	—		8,937,273
Deposit liabilities	—	1,356,090	—		1,356,090
Other current liabilities	—	53,240	—		53,240
Liability for share-based payments	—	—	5,275,831	2(viii)	5,275,831
Working capital note payable	—	—	10,000,000	2(ix)	10,000,000
Total current liabilities	608,054	49,725,558	(24,711,178)		25,622,434
Deferred underwriting fee payable	8,000,000	—	(8,000,000)	2(vi)	—
TOTAL LIABILITIES	8,608,054	49,725,558	(32,711,178)		25,622,434

Preferred Stock, $0.00001 par value	—	26,854,552	(26,854,552)	2(iv)	—
Class A ordinary shares subject to possible redemption	205,105,918	—	(205,105,918)	2(iii)	—
STOCKHOLDERS' EQUITY (DEFICIT):
Class A Common Stock, $0.0001 par value	—	102	12,121	2(ii)	12,223
Class B Common Stock, $0.0001 par value	—	—	25,884	2(ii)	25,884
Additional paid-in capital	—	4,865,302	(38,005)	2(ii)	71,679,676
			40,002,054	2(ii)
			3,850,570	2(iii)
			26,854,552	2(iv)
			(3,696,547)	2(v)
			7,845,977	2(vi)
			(8,004,227)	2(vii)
Accumulated deficit	(8,004,227)	(48,470,206)	(8,805,453)	2(v)	(62,551,490)
			8,004,227	2(vii)
			(5,275,831)	2(viii)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(8,004,227)	(43,604,802)	60,775,322		9,166,293
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$205,709,745	$32,975,308	$(203,896,326)		$34,788,727

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Three months ended March 31, 2026

	A Paradise Acquisition Corp 3(A)	Enhanced 3(B)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$2,755	$—		$2,755
Operating expenses:
General and administrative	374,239	12,525,661	—		12,899,900
Athlete	—	2,508,472	—		2,508,472
Marketing	—	1,493,269	—		1,493,269
Depreciation	—	16,661	—		16,661
Total operating expenses	374,239	16,544,063	—		16,918,302
Loss from operations	(374,239)	(16,541,308)	—		(16,915,547)
Other income (expenses):
Interest and other expense, net	1,793,413	111,878	(1,787,764)	3(x)	(7,473)
			(125,000)	3(xi)
Total other income (expenses), net	1,793,413	111,878	(1,912,764)		(7,473)
Income (loss) before income taxes	1,419,174	(16,429,430)	(1,912,764)		(16,923,020)
Benefit (provision) for income taxes	—	—	—		—
Net income (loss) and comprehensive income (loss)	$1,419,174	$(16,429,430)	$(1,912,764)		$(16,923,020)
Net income (loss) per share, basic and diluted(1)	$(0.01)	$(1.61)	$(0.02)		$(0.14)
Weighted-average shares of common stock, basic and diluted	7,266,667	10,233,183	122,230,453		122,230,453

UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Year ended December 31, 2025

	A Paradise Acquisition Corp 4(A)	Enhanced 4(B)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses:
General and administrative	1,038,358	21,732,936	7,629,453	2(v)	35,676,578
			5,275,831	2(viii)
Athlete	—	3,743,219	—		3,743,219
Marketing	—	1,404,324	—		1,404,324
Depreciation	—	8,553	—		8,553
Total operating expenses	1,038,358	26,889,032	12,905,284		40,832,674
Loss from operations	(1,038,358)	(26,889,032)	(12,905,284)		(40,832,674)
Other income (expenses):
Interest and other expense, net	3,333,963	227,355	(3,318,154)	4(xii)	(256,836)
			(500,000)	4(xiii)
Gain on expiration of over-allotment option liability	272,989	—	—		272,989
Total other income (expenses), net	3,606,952	227,355	(3,818,154)		16,153
Income (loss) before income taxes	2,568,594	(26,661,677)	(16,723,438)		(40,816,521)
Benefit (provision) for income taxes	—	—	—		—
Net income (loss) and comprehensive income (loss)	$2,568,594	$(26,661,677)	$(16,723,438)		$(40,816,521)
Net income (loss) per share, basic and diluted(1)	$(0.05)	$(2.62)	$(0.14)		$(0.33)
Weighted-average shares of common stock, basic and diluted	6,918,174	10,174,887	122,230,453		122,230,453
______________
(1)The net loss per share of A Paradise is presented using income (loss) attributable to non-redeemable shares, excluding income allocated to redeemable shares.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.Basis of Presentation
The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.
The Business Combination will be accounted for as a reverse recapitalization in accordance with the FASB’s ASC Topic 805, “Business Combinations.” Enhanced has been determined to be the accounting acquirer. Under the reverse recapitalization model, the Business Combination will be treated as Enhanced issuing equity for the net assets of A Paradise, with no goodwill or intangible assets recorded.
The unaudited pro forma adjustments have been prepared as if the Business Combination had been consummated on December 31, 2025, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination had been consummated on January 1, 2025, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined balance sheet as of March 31, 2026, has been prepared using the following:
•A Paradise’s historical balance sheet as of March 31, 2026, as included in the A Paradise Quarterly Report on Form 10-Q filed with the SEC on May 4, 2026; and
•Enhanced’s historical consolidated balance sheet as of March 31, 2026, as included elsewhere in this Current Report on Form 8-K.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026, has been prepared using the following:
•A Paradise’s historical statement of operations for the three months ended March 31, 2026, as included in the A Paradise Quarterly Report on Form 10-Q filed with the SEC on May 4, 2026; and
•Enhanced’s historical consolidated statement of operations for the three months ended March 31, 2026, as included elsewhere in this Current Report on Form 8-K.
The unaudited pro forma condensed combined statement of operation for the year ended December 31, 2025, has been prepared using the following:
•A Paradise’s historical statement of operations as of December 31, 2025, as included in in the A Paradise Annual Report on Form 10-K filed with the SEC on February 9, 2026; and
•Enhanced’s historical consolidated statement of operations as of December 31, 2025, as included in in the Registration Statement on Form S-4 originally filed with the SEC on February 12, 2026.
The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Enhanced after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma condensed adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material.

Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. A Paradise has elected not to present any “management adjustments.”
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Enhanced Group. They should be read in conjunction with the historical financial statements and notes thereto of Enhanced and A Paradise.
2.Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026, are as follows:
(A)Derived from the unaudited condensed consolidated balance sheet of A Paradise as of March 31, 2026.
(B)Derived from the unaudited condensed consolidated balance sheet of Enhanced as of March 31, 2026.
(i)Represents the remaining cash receipts associated with SAFEs entered into by Enhanced preceding the acquisition agreement. The SAFEs were issued to certain investors in an aggregate amount of $40,002,054.
(ii)Reflects the recapitalization of Enhanced. Immediately prior to the recapitalization, as triggered by the Business Combination, Enhanced historical convertible instruments and SAFEs convert to Enhanced common shares that, collectively with the historical Enhanced common shares, are exchanged for 4,000,182 shares of Enhanced Group Class A common stock and additional paid-in-capital. At the conversion the SAFE investors also received Enhanced Group SAFE Warrants equal to fifty percent (50%) of the number of Class A common stock received upon conversion, each exercisable for one share of Enhanced Group Class A common stock at a per-share price equal to the conversion price determined under the SAFE. These Enhanced Group SAFE Warrants are included in additional paid-in capital. As noted above, these unaudited pro forma condensed combined financial statements have been prepared assuming no election will be made by any of the holders of the Enhanced Group SAFE Warrants to convert any portion of the Enhanced Group SAFE Warrants for shares of Enhanced Group Class A common stock at Closing. Additionally, the Co-Founder Holders will receive Enhanced Group Class B common stock, par value $0.0001, as specified in the Allocation Statement. Following the Business Combination, Enhanced Group will have the following shares of Class A common stock and Class B common stock issued and outstanding, as shown in the following table:

	Shares Authorized	Shares Issued and outstanding
Class A common stock	310,000,000	122,230,453
Class B common stock	330,000,000	258,837,933
Enhanced Group pro forma shares were derived from the following:

	Class A Common Shares	Class B Common Shares
A Paradise outstanding shares at March 31, 2026	7,266,667	—
Issuance of Enhanced Group shares in exchange for A Paradise common shares	10,230,297	—
Conversion of Enhanced Ltd shares into Enhanced Group share(1)	110,000,076	258,837,933

Conversion of Enhanced Ltd SAFEs into Enhanced Group common stock	2,000,080	—
Total shares issued in Enhanced Group	122,230,453	258,837,933
______________
(1)The Enhanced Group common stock shown here represent the shares issued upon the contractual automatic conversion of the Enhanced SAFEs into Enhanced Group equity, prior to the Business Combination. Excludes 10,656,222 shares of Enhanced Group Class A common stock exercisable in respect of Enhanced Group Options, 526,731 shares of Enhanced Group Class A common stock expected to be issued in respect of Enhanced Group Top-Up Awards (estimated based on the SAFE Price), 817,005 shares of Enhanced Group Class A common stock expected to be exercisable in respect of Enhanced Group Consultant Warrants and 2,000,080 shares of Enhanced Group Class A common stock that underlie the Enhanced Group SAFE Warrants.
(iii)Represents cash equivalents that will be released from the Trust Account and relieved of restrictions regarding use upon the Closing and, accordingly, will be available for redemptions and general use by Enhanced Group less any cash disbursements for shares redeemed subsequent to March 31, 2026. Such amount represents a reclassification from the investments held in trust line of the pro forma balance sheet to the cash and cash equivalents line. Based upon a 98% redemption rate, cash available for general use would increase by $3,696,547, cash disbursements to pay the remaining deferred underwriting fee would amount to $154,023 and cash disbursements for redemptions would amount to $201,255,348. This also reflects an increase to additional paid-in capital based on redemptions of 19,615,531 A Paradise shares.
(iv)Represents conversion of Enhanced’s preferred shares. Enhanced Series A-1 preferred shares has a conversion rate of 1.65, Enhanced Series A-2 preferred shares has a conversion rate of 3.30 and Enhanced Series B preferred shares has a conversion rate of 14.35. Preferred Share Conversions are triggered in connection with the Business Combination, accounted for as a reverse recapitalization.
(v)Represents payment of unrecorded estimated transaction costs that are expected to be incurred for the Business Combination of $3,674,000, as itemized in the following table. The transaction costs of A Paradise are expensed. The accounting for Enhanced’s costs related to the Business Combination are charged to additional paid-in capital when specific incremental costs are directly attributable to an offering of securities and the amounts capitalized to additional paid-in capital do not exceed the proceeds of the offering. Proceeds of the offering for these purposes amount to the amount of cash Enhanced Group has retained from the Trust Account. Therefore $3,696,547 of the transaction costs of Enhanced are capitalized and $6,885,453 of the transaction costs of Enhanced are expensed. Refer to note 2 of the consolidated financial statements presented in the Annual Report on Form 10-K of A Paradise, filed with the SEC on February 9, 2026, and note 2 of the consolidated financial statements of Enhanced, presented in the A Paradise Registration Statement on Form S-4, filed with the SEC on April 9, 2026, for additional discussions of each entities’ accounting policies related to costs of securities offerings.

	Approximate transaction costs included in the combined operating results of A Paradise and Enhanced as of March 31, 2026		Unrecorded estimated transaction costs included in the pro forma financial statements		Total estimated transaction costs
Cost category	Costs of A Paradise	Costs of Enhanced	Costs of A Paradise	Costs of Enhanced	Costs of A Paradise	Costs of Enhanced	Total
Legal fees	$1,191,000	$5,449,000	$49,000	$51,000	$1,240,000	$5,500,000	$6,740,000
Advisory fees	73,000	338,000	166,000	42,000	239,000	380,000	619,000
Other professional fees	95,000	438,000	46,000	97,000	141,000	535,000	676,000
Offering costs	—	—	—	3,000,000	—	3,000,000	3,000,000
Other expenses	191,000	1,053,000	109,000	114,000	300,000	1,167,000	1,467,000
Total	$1,550,000	$7,278,000	$370,000	$3,304,000	$1,920,000	$10,582,000	$12,502,000
(vi)Deferred underwriting fee payable of $154,023 is to be paid to CCM upon consummation of the Business Combination Agreement. Amounts to be paid are dependent on the level of redemptions. At a redemption rate of approximately 98%, Enhanced Group retained $3,850,570 of the trust balance prior to payment of the deferred underwriting fees.

(vii)Reflects the elimination of A Paradise’s historical accumulated deficit with a corresponding adjustment to additional paid-in-capital for Enhanced Group in connection with the reverse recapitalization at the Closing.
(viii)In connection with the Business Combination, Enhanced Group is obligated to issue Top-Up awards to certain Enhanced employees and non-employees, with an aggregate value of $5,275,831.
(ix)In April 2026, Enhanced drew $10,000,000 from the Working Capital Note’s available line of credit. The outstanding principal amount of the Working Capital Note bears interest at 5% per annum and is payable upon maturity.
Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations
3.Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2026
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:
(A)Derived from the audited statement of operations of A Paradise for the three months ended March 31, 2026.
(B)Derived from the audited consolidated statement of operations of Enhanced for the three months ended March 31, 2026.
(x)Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
(xi)Reflects the recording of interest expense on the Working Capital Note in the amount of $125,000 for the three months ended March 31, 2026.
4.Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2025
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:
(A)Derived from the audited statement of operations of A Paradise for the year ended December 31, 2025.
(B)Derived from the audited consolidated statement of operations of Enhanced for the year ended December 31, 2025.
(xii)Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
(xiii)Reflects the recording of interest expense on the Working Capital Note in the amount of $500,000 for the year ended December 31, 2025.
5.Net loss per share
Represents the net loss per share calculated using the historical weighted-average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted-average shares outstanding for basic and diluted net income/(loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.
The unaudited pro forma combined per share information has been presented as follows:

Three months ended March 31, 2026
Numerator
Pro forma net loss	$(16,923,020)

Denominator:
Weighted average shares outstanding - basic and diluted	122,230,453

Basic and diluted net loss per share	$(0.14)
For the three months ended March 31, 2026, 14,000,038 shares have been excluded from the scenario above because they would be considered anti-dilutive.

Year ended December 31, 2025
Numerator
Proforma net loss	$(40,816,521)

Denominator:
Weighted average shares outstanding - basic and diluted	122,230,453

Basic and diluted net loss per share	$(0.33)
For the year ended December 31, 2025, 14,000,038 shares have been excluded from each scenario above because they would be considered anti-dilutive.